UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2020

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of the President, Chief Executive Officer and Director

Effective August 17, 2020, John A. Brooks resigned as the President and Chief Executive Officer and a director of Penn Virginia Corporation (the “Company”). Also effective August 17, 2020, Darrin Henke was appointed President and Chief Executive Officer of the Company and as a director.

Mr. Henke, age 53, served as the Chief Executive Officer of Gary Petroleum Partners and Gary Permian LLC, a private oil and gas exploration and development company, from November 2015 through August 2020. He was previously employed by Encana Oil & Gas (USA) Inc. for eleven years, most recently as Vice President & General Manager for Southern Operations from January 2014 to October 2015 overseeing, among others, Encana’s entrance into the Eagle Ford and Permian Basins. With thirty years of experience in the oil and gas business, Mr. Henke was also employed by Tom Brown Inc., Venoco Inc. and Burlington Resources. Mr. Henke graduated summa cum laude with a B.S. in Mechanical Engineering from Texas Tech University and also completed Duke’s Advanced Management Program. He was the recipient of the Denver Business Journal’s 2013 Power Book Award for outstanding business leadership, currently sits on the board of Colorado’s State Chamber of Commerce, and is a registered Professional Petroleum Engineer.

Mr. Henke has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Henke that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Henke’s Compensation Arrangements

Mr. Henke’s annual base salary is $500,000, his annual bonus target is 100% of his annual base salary. In addition, as a material inducement to Mr. Henke agreeing to join the Company and in accordance with Nasdaq Listing Rule 5635(c)(4), each of the Compensation Committee of the Board of Directors (the “Compensation Committee”) and the Board of Directors of the Company (the “Board”) approved the issuance to Mr. Henke of an initial inducement equity compensation award in the form of 115,000 restricted stock units in the Company; with 50% of such award to be in performance-based restricted stock units (“PSUs”) with a 2021-2023 performance period and 50% in time-based restricted stock units (“RSUs”) vesting over three years from his date of hire. Such inducement award will be in lieu of any equity grant to Mr. Henke for fiscal 2021. The PSUs and RSUs will be granted outside of the Company’s 2019 Management Incentive Plan (the “Incentive Plan”), but on terms and conditions substantially similar to those contained in the Incentive Plan and the Company’s Form of Officer Restricted Stock Unit Award Agreement and Form of Performance Restrict Stock Unit Award Agreement, respectively (each of which were filed as Exhibits 10.11.2 and 10.11.3 to the Company’s Annual Report on Form 10-K filed on February 28, 2020).

Mr. Brooks’ Separation Agreement

The Company and Mr. Brooks have entered into a separation agreement, dated August 17, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Brooks will be entitled to, among other things: (i) a lump sum cash payment of $690,000, (ii) payment, in 2021, of a pro-rata portion (based on the number of days employed in 2020) of any annual bonus Mr. Brooks would have earned for 2020, based on actual Company performance for the year, (iii) Company-subsidized COBRA continuation coverage for Mr. Brooks and his eligible dependents for 18 months following his termination of employment and (iv) accelerated vesting of 8,251 time-based restricted stock units and 25,997 performance-based restricted stock units, with all other unvested restricted stock units held by Mr. Brooks will be forfeited as of the date of his termination of employment. The Separation Agreement includes a general release of claims, and Mr. Brooks’ agreement to comply with certain non-disparagement, non-solicitation and non-compete covenants.

Amended & Restated 2017 Special Severance Plan

On August 17, 2020, the Compensation Committee adopted and approved an amendment and restatement of the Penn Virginia Corporation 2017 Special Severance Plan (the “Severance Plan”), including a form of Participation Agreement for use with certain participants, including the Company’s officers, thereunder (the “Participation Agreement”). Pursuant to the Severance Plan, in the event of a termination of an officer’s employment by the Company without Cause or by the participant for Good Reason (each as defined in the Severance Plan) within a defined protection period (ranging from 12 to 24 months) following a Qualifying Liquidity Event (as defined in the Severance Plan), the officer will be entitled to (i) severance pay equal to the sum of the participant’s (x) base salary and (y) target annual bonus, multiplied by 2.5 (in the case of a tier 1 participant), 2.0 (in the case of a tier 2 participant), 1.5 (in the case of a tier 3 participant) or 1.0 (in the case of a tier 4 participant), (ii) Company-paid COBRA continuation coverage for 12 (tier 4) or 18 (tiers 1, 2 or 3) months and (iii) outplacement assistance paid for by the Company at a cost of up to $10,000; in all cases, clauses (i) through (iii) above are subject to execution of an effective release of the participant’s claims in favor of the Company and his or her compliance with certain non-disparagement, non-solicitation and non-compete covenants.

The following named executive officers have entered into a Participation Agreement under the Severance Plan and have been designated as a participant in the tier indicated below:

Name	Tier
Darrin Henke	1
Russell T Kelley, Jr.	2
Benjamin A. Mathis	3

Form of Officer Indemnification Agreement

The Board has entered into an indemnification agreement (the “Indemnification Agreement”) with each of the Company’s executive officers. The Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by the Company’s executive officers in various legal proceedings in which they may be involved by reason of their service as officers, as permitted by Virginia law and the Company’s Second Amended and Restated Articles of Incorporation.

The foregoing descriptions of each of the Separation Agreement, the Severance Plan and the Form of Indemnification Agreement do not purport to be complete description of the terms and conditions under those agreements, and such descriptions are qualified in their entirety by reference to the full texts of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2020, the Company issued a press release relating to the events described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated as of August 17, 2020, by and between Penn Virginia Corporation and John A. Brooks.

10.2	Penn Virginia 2017 Special Severance Plan, Amended and Restated Effective August 17, 2020.

10.3	Form of Officer Indemnification Agreement.

99.1	Press Release dated August 17, 2020.

104	The cover page from Penn Virginia Corporation’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2020	PENN VIRGINIA CORPORATION

	By:	/s/ Katherine J. Ryan
Katherine J. Ryan
Vice President, Chief Legal Counsel and Corporate Secretary